EXHIBIT 99.1
Dynatrace Reports Second Quarter Fiscal Year 2025 Financial Results
Exceeds high end of guidance across all metrics
Delivers ARR growth of 19% year-over-year on a constant currency basis
Achieves GAAP Operating Margin of 11% and Non-GAAP Operating Margin of 31%

WALTHAM, Mass., November 7, 2024 - Dynatrace (NYSE: DT) today announced financial results for the second quarter of fiscal 2025 ended September 30, 2024.

"Our continued out-performance across all of our key metrics is a result of the strength of our platform and ability to execute effectively in a dynamic market," said Rick McConnell, Chief Executive Officer of Dynatrace. "The world relies on software, and the largest and most complex global enterprises come to Dynatrace to make their businesses more reliable and resilient. By leveraging our AI-powered observability platform, these organizations gain deep insights, automate operations, and optimize performance at scale."

Second Quarter Fiscal 2025 Financial and Other Recent Business Highlights:
All growth rates are compared to the second quarter of fiscal 2024, unless otherwise noted.

Financial Highlights:
•ARR of $1,617 million, an increase of 20%, or 19% on a constant currency basis
•Total Revenue of $418 million, an increase of 19% on both an as reported and constant currency basis
•Subscription Revenue of $400 million, an increase of 20% on both an as reported and constant currency basis
•GAAP Income from Operations of $47 million and Non-GAAP Income from Operations of $131 million
•GAAP EPS of $0.15 and Non-GAAP EPS of $0.37, both on a dilutive basis

Business Highlights:
•Industry recognition: Dynatrace received the following recognitions by third-party industry analysts:
◦Positioned furthest for Completeness of Vision and highest in Ability to Execute in the 2024 Gartner® Magic Quadrant™ for Observability Platforms. This is the 14th consecutive time that Gartner has named Dynatrace a Leader in this report.1
◦Ranked #1 across 3 of 5 use cases in the 2024 Gartner Critical Capabilities for Observability Platforms Report.2
◦Named a Leader in the Inaugural 2024 Gartner Magic Quadrant for Digital Experience Monitoring for Completeness of Vision and Ability to Execute.3
◦Recognized in the 2024 Constellation Research ShortLists™ for Observability, AIOPs, and Digital Performance Management.4

•Product advancements: Dynatrace announced improved user experience, advanced log management and analytics, and extended cloud-native capabilities that enable customers to gain deeper visibility, boost operational efficiency, and drive productivity across their business.

•Go-to-market engagement: Dynatrace increased customer engagement with several events in the quarter, including more than 2,000 customers and partners attending the company's global Innovate sessions and more than 400 partners at the company's inaugural PowerUp program. In addition, Dynatrace hosted its most successful streaming event to date, "Power of Possible," showcasing how the company is extending customer value to more use cases and teams.

Share Repurchase Program
•During the second quarter, Dynatrace spent $40 million to repurchase 835,000 shares at an average price of $47.90 under its $500 million share repurchase program. From the inception of the program in May 2024 through September 30, 2024, Dynatrace has repurchased 1.9 million shares for $90 million at an average price of $46.71.

Second Quarter 2025 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,
	2024	2023
Key Operating Metric:
Annual recurring revenue (ARR)	$1,616,531	$1,343,530
Year-over-Year Increase	20%
Year-over-Year Increase - constant currency (*)	19%

Revenue:
Total revenue	$418,129	$351,700
Year-over-Year Increase	19%
Year-over-Year Increase - constant currency (*)	19%

Subscription revenue	$399,810	$334,497
Year-over-Year Increase	20%
Year-over-Year Increase - constant currency (*)	20%

GAAP Financial Measures:
GAAP income from operations	$47,026	$35,269
GAAP operating margin	11%	10%

GAAP net income	$44,008	$35,809

GAAP net income per share - diluted	$0.15	$0.12

GAAP shares outstanding - diluted	301,373	297,794

Net cash provided by operating activities	$23,650	$36,877

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$130,669	$106,435
Non-GAAP operating margin	31%	30%

Non-GAAP net income	$112,661	$93,487

Non-GAAP net income per share - diluted	$0.37	$0.31

Non-GAAP shares outstanding - diluted	301,373	297,794

Free cash flow	$20,138	$34,127
* For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.

Financial Outlook
Based on information available as of November 7, 2024, Dynatrace is issuing guidance for the third quarter and increasing its previous guidance for full year fiscal 2025 in the table below.
This guidance reflects foreign exchange rates as of October 31, 2024. We now expect foreign exchange to be a headwind of approximately $11 million on ARR and approximately $7 million on revenue for fiscal 2025 compared to ARR and revenue at constant currency. This guidance also excludes the impact of any share repurchases during the third and fourth quarter of fiscal 2025.
Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.
All growth rates below are compared to the third quarter and full year of fiscal 2024.

(In millions, except per share data)	Q3 Fiscal 2025 Guidance
Total revenue	$425 - $428
As reported	16% - 17%
Constant currency	17% - 18%
Subscription revenue	$407 - $410
As reported	17% - 18%
Constant currency	17% - 18%
Non-GAAP income from operations	$117 - $120
Non-GAAP operating margin	27.5% - 28%
Non-GAAP net income	$98 - $101
Non-GAAP net income per diluted share	$0.32 - $0.33
Diluted weighted average shares outstanding	303 - 304

(In millions, except per share data)	Current Guidance Fiscal 2025	Prior Guidance Fiscal 2025*	Guidance Change at Midpoint
ARR	$1,720 - $1,735	$1,720 - $1,735	$—
As reported	14% - 15%	14% - 15%	—
Constant currency	15% - 16%	15% - 16%	—
Total revenue	$1,665 - $1,675	$1,644 - $1,658	$19
As reported	16% - 17%	15% - 16%	100 bps
Constant currency	17% - 18%	16% - 17%	100 bps
Subscription revenue	$1,590 - $1,600	$1,571 - $1,585	$17
As reported	17% - 18%	16% - 17%	100 bps
Constant currency	17% - 18%	16% - 17%	100 bps
Non-GAAP income from operations	$466 - $474	$459 - $467	$7
Non-GAAP operating margin	28% - 28.25%	28%	12 bps
Non-GAAP net income	$396 - $404	$383 - $392	$13
Non-GAAP net income per diluted share	$1.31 - $1.33	$1.26 - $1.29	$0.04
Diluted weighted average shares outstanding	303 - 305	303 - 305	—
Free cash flow	$393 - $404	$386 - $398	$7
Free cash flow margin	23.5% - 24%	23.5% - 24%	—
*Prior guidance was issued on August 7, 2024.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, November 7, 2024. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID# 13749514. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on February 5, 2025, by dialing (877) 660-6853 from the U.S. and Canada, or for international callers by dialing (201) 612-7415 and entering conference ID# 13749514. In addition, an archived webcast will be available at ir.dynatrace.com.
We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures as defined by Regulation G, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow. We also use or discuss non-GAAP financial measures in conference calls, slide presentations and webcasts.

We use these non-GAAP financial measures for financial and operational decision-making purposes, and as a means to evaluate period-to-period comparisons and liquidity. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled metrics provided by other companies.

Non-GAAP financial measures are defined in this press release and the tables included in this press release include reconciliations of historical non-GAAP financial measures to their most directly comparable GAAP measures.

We also include non-GAAP financial measures in our financial outlook included in this press release. Reconciliations of forward-looking non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Definitions - Non-GAAP and Other Metrics
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total Revenue and Subscription Revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

Non-GAAP Income from Operations is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; transaction, restructuring and other non-recurring or unusual items that may arise from time to time. The related margin is non-GAAP income from operations expressed as a percentage of total revenue.
Non-GAAP Net Income is defined as GAAP net income adjusted for the following items: income tax expense/benefit; non-GAAP effective cash taxes; net interest expense and income; net cash received from and paid for interest; share-based compensation; employer payroll taxes on employee stock transactions, amortization of intangibles; gains and losses on currency translation; and transaction, restructuring and other non-recurring or unusual items that may arise from time to time. Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding used to compute GAAP net income per diluted share.
Free Cash Flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements. The related margin is free cash flow expressed as a percentage of total revenue.
About Dynatrace
Dynatrace exists to make the world's software work perfectly. Our end-to-end platform combines broad and deep observability and continuous runtime application security with Davis® hypermodal AI to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That's why the world's largest organizations trust the Dynatrace® platform to accelerate digital transformation.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to benefits that we believe organizations receive from using Dynatrace and our financial and business outlook, including our financial guidance for the third quarter and full year of fiscal 2025. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs, including through Davis AI; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Gartner Disclaimers and Constellation Disclosures
1) Gartner, Magic Quadrant for Observability Platforms, Gregg Siegfried, Mrudula Bangera, Matt Crossley, Padraig Byrne, 12 August 2024. Dynatrace was recognized as Compuware from 2010-2014.

2) Gartner, Critical Capabilities for Observability Platforms, Mrudula Bangera, Padraig Byrne, Matt Crossley, Gregg Siegfried, 12 August 2024.

3) Gartner, Magic Quadrant for Digital Experience Monitoring, Padraig Byrne, Matt Crossley, DB Cummings, Martin Caren, Pankaj Prasad, 21 October 2024.

The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this earnings press release), and the opinions expressed in the Gartner Content are subject to change without notice.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.
4) 2024 Constellation Research ShortLists™ for Observability (Andy Thurai), AIOPs (Andy Thurai), and Digital Performance Management (R “Ray” Wang).

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Subscription	$399,810	$334,497	$781,386	$650,951
Service	18,319	17,203	35,963	33,635
Total revenue	418,129	351,700	817,349	684,586
Cost of revenue:
Cost of subscription	55,796	44,792	109,368	87,696
Cost of service	17,595	15,675	34,397	31,217
Amortization of acquired technology	4,393	3,900	8,772	7,798
Total cost of revenue	77,784	64,367	152,537	126,711
Gross profit	340,345	287,333	664,812	557,875

Operating expenses:
Research and development	95,366	74,084	182,944	140,366
Sales and marketing	144,224	127,605	289,330	252,722
General and administrative	48,953	44,748	93,931	83,843
Amortization of other intangibles	4,776	5,627	9,552	11,387
Total operating expenses	293,319	252,064	575,757	488,318
Income from operations	47,026	35,269	89,055	69,557
Interest income, net	12,850	8,509	25,625	15,655
Other expense, net	(2,038)	(3,075)	(4,073)	(2,823)
Income before income taxes	57,838	40,703	110,607	82,389
Income tax expense	(13,830)	(4,894)	(27,979)	(8,392)
Net income	$44,008	$35,809	$82,628	$73,997
Net income per share:
Basic	$0.15	$0.12	$0.28	$0.25
Diluted	$0.15	$0.12	$0.27	$0.25
Weighted average shares outstanding:
Basic	298,089	293,654	297,736	292,504
Diluted	301,373	297,794	301,714	297,492
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$9,714	$7,197	$17,444	$12,685
Research and development	26,607	18,177	48,187	31,441
Sales and marketing	20,750	18,877	36,772	32,876
General and administrative	14,632	13,707	26,957	21,474
Total share-based compensation	$71,703	$57,958	$129,360	$98,476

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2024	March 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$907,177	$778,983
Short-term investments	97,834	57,891
Accounts receivable, net	303,341	602,739
Deferred commissions, current	106,554	98,935
Prepaid expenses and other current assets	68,672	66,749
Total current assets	1,483,578	1,605,297
Long-term investments	48,312	46,350
Property and equipment, net	52,649	53,325
Operating lease right-of-use assets, net	70,957	61,390
Goodwill	1,337,205	1,335,494
Intangible assets, net	31,701	50,995
Deferred tax assets, net	177,714	138,836
Deferred commissions, non-current	95,187	93,310
Other assets	32,350	24,782
Total assets	$3,329,653	$3,409,779

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$17,298	$21,410
Accrued expenses, current	208,825	233,675
Deferred revenue, current	806,171	987,953
Operating lease liabilities, current	15,606	15,513
Total current liabilities	1,047,900	1,258,551
Deferred revenue, non-current	54,878	62,308
Accrued expenses, non-current	16,926	18,404
Operating lease liabilities, non-current	64,997	54,013
Deferred tax liabilities	996	1,013
Total liabilities	1,185,697	1,394,289

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 298,519,163 and 296,962,547 shares issued and outstanding at September 30, 2024 and March 31, 2024, respectively	299	297
Additional paid-in capital	2,295,796	2,249,349
Accumulated deficit	(116,129)	(198,757)
Accumulated other comprehensive loss	(36,010)	(35,399)
Total shareholders' equity	2,143,956	2,015,490
Total liabilities and shareholders' equity	$3,329,653	$3,409,779

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Six Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$82,628	$73,997
Adjustments to reconcile net income to cash provided by operations:
Depreciation	8,635	7,890
Amortization	19,356	19,207
Share-based compensation	129,360	98,476
Deferred income taxes	(39,059)	(35,166)
Other	3,133	3,019
Net change in operating assets and liabilities:
Accounts receivable	300,077	177,689
Deferred commissions	(7,166)	8,978
Prepaid expenses and other assets	(14,073)	(22,909)
Accounts payable and accrued expenses	(30,479)	(33,246)
Operating leases, net	1,465	1,333
Deferred revenue	(199,486)	(128,488)
Net cash provided by operating activities	254,391	170,780

Cash flows from investing activities:
Purchase of property and equipment	(6,871)	(13,017)
Acquisition of a business, net of cash acquired	(100)	(32,391)
Purchases of investments	(80,024)	—
Proceeds from sales and maturities of investments	40,375	—
Net cash used in investing activities	(46,620)	(45,408)

Cash flows from financing activities:
Payments of deferred consideration related to capitalized software additions	(1,656)	—
Proceeds from employee stock purchase plan	10,389	9,584
Proceeds from exercise of stock options	8,773	16,619
Repurchases of common stock	(90,107)	—
Taxes paid related to net share settlement of equity awards	(11,966)	—
Net cash (used in) provided by financing activities	(84,567)	26,203

Effect of exchange rates on cash and cash equivalents	4,990	(5,399)

Net increase in cash and cash equivalents	128,194	146,176

Cash and cash equivalents, beginning of period	778,983	555,348
Cash and cash equivalents, end of period	$907,177	$701,524

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended September 30, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$77,784	$(9,714)	$(431)	$(4,393)	$—	$63,246
Gross profit	340,345	9,714	431	4,393	—	354,883
Gross margin	81%					85%
Research and development	95,366	(26,607)	(1,305)	—	—	67,454
Sales and marketing	144,224	(20,750)	(729)	—	—	122,745
General and administrative	48,953	(14,632)	(306)	—	—	34,015
Amortization of other intangibles	4,776	—	—	(4,776)	—	—
Income from operations	$47,026	$71,703	$2,771	$9,169	$—	$130,669
Operating margin	11%					31%

	Three Months Ended September 30, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$64,367	$(7,197)	$(309)	$(3,900)	$—	$52,961
Gross profit	287,333	7,197	309	3,900	—	298,739
Gross margin	82%					85%
Research and development	74,084	(18,177)	(933)	—	—	54,974
Sales and marketing	127,605	(18,877)	(760)	—	198	108,166
General and administrative	44,748	(13,707)	(299)	—	(1,578)	29,164
Amortization of other intangibles	5,627	—	—	(5,627)	—	—
Income from operations	$35,269	$57,958	$2,301	$9,527	$1,380	$106,435
Operating margin	10%					30%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended September 30,
	2024	2023
Non-GAAP net income:
Net income	$44,008	$35,809
Income tax expense	13,830	4,894
Non-GAAP effective cash tax	(30,856)	(21,928)
Interest income, net	(12,850)	(8,509)
Cash received from interest, net	12,848	8,980
Share-based compensation	71,703	57,958
Employer payroll taxes on employee stock transactions	2,771	2,301
Amortization of intangibles	9,169	9,527
Transaction, restructuring, and other	—	1,380
Loss on currency translation	2,038	3,075
Non-GAAP net income	$112,661	$93,487

Share count:
Weighted-average shares outstanding - basic	298,089	293,654
Weighted-average shares outstanding - diluted	301,373	297,794

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	298,089	293,654
Weighted-average shares outstanding - diluted	301,373	297,794

Non-GAAP net income per share:
Net income per share - basic	$0.15	$0.12
Net income per share - diluted	$0.15	$0.12
Non-GAAP net income per share - basic	$0.38	$0.32
Non-GAAP net income per share - diluted	$0.37	$0.31

	Three Months Ended September 30,
	2024	2023
Free cash flow:
Net cash provided by operating activities	$23,650	$36,877
Purchase of property and equipment	(3,512)	(2,750)
Capitalized software additions	—	—
Free cash flow	$20,138	$34,127

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Six Months Ended September 30, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$152,537	$(17,444)	$(1,317)	$(8,772)	$—	$125,004
Gross profit	664,812	17,444	1,317	8,772	—	692,345
Gross margin	81%					85%
Research and development	182,944	(48,187)	(3,714)	—	(3)	131,040
Sales and marketing	289,330	(36,772)	(2,233)	—		250,325
General and administrative	93,931	(26,957)	(916)	—	3	66,061
Amortization of other intangibles	9,552	—	—	(9,552)	—	—
Income from operations	$89,055	$129,360	$8,180	$18,324	$—	$244,919
Operating margin	11%					30%

	Six Months Ended September 30, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Transaction, restructuring, and other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$126,711	$(12,685)	$(1,232)	$(7,798)	$—	$104,996
Gross profit	557,875	12,685	1,232	7,798	—	579,590
Gross margin	81%					85%
Research and development	140,366	(31,441)	(3,195)	—	—	105,730
Sales and marketing	252,722	(32,876)	(2,312)	—	198	217,732
General and administrative	83,843	(21,474)	(765)	—	(3,986)	57,618
Amortization of other intangibles	11,387	—	—	(11,387)	—	—
Income from operations	$69,557	$98,476	$7,504	$19,185	$3,788	$198,510
Operating margin	10%					29%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Six Months Ended September 30,
	2024	2023
Non-GAAP net income:
Net income	$82,628	$73,997
Income tax expense	27,979	8,392
Non-GAAP effective cash tax	(57,950)	(40,470)
Interest income, net	(25,625)	(15,655)
Cash received from interest, net	24,618	14,492
Share-based compensation	129,360	98,476
Employer payroll taxes on employee stock transactions	8,180	7,504
Amortization of intangibles	18,324	19,185
Transaction, restructuring, and other	—	3,788
Loss on currency translation	4,073	2,823
Non-GAAP net income	$211,587	$172,532

Share count:
Weighted-average shares outstanding - basic	297,736	292,504
Weighted-average shares outstanding - diluted	301,714	297,492

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	297,736	292,504
Weighted-average shares outstanding - diluted	301,714	297,492

Non-GAAP net income per share:
Net income per share - basic	$0.28	$0.25
Net income per share - diluted	$0.27	$0.25
Non-GAAP net income per share - basic	$0.71	$0.59
Non-GAAP net income per share - diluted	$0.70	$0.58

	Six Months Ended September 30,
	2024	2023
Free cash flow:
Net cash provided by operating activities	$254,391	$170,780
Purchase of property and equipment	(6,871)	(13,017)
Capitalized software additions	$—	—
Free cash flow	$247,520	$157,763

Contacts

Investors:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Kristy Campbell
VP, Brand and Communications
Kristy.Campbell@dynatrace.com